UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2024

RENN Fund, Inc.

(Exact name of Registrant as specified in its charter)

Texas	811-22299	75-2533518
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

470 Park Avenue South, New York, NY 10016 (914) 703-6904 (Address of principal executive offices)

Registrant’s telephone number, including area code: 646-291-2300

1999 Bryan Street, Suite 900

Dallas, TX 75201-3136

(Former name or former address, if changed since last report)

11520 North N. Central Expressway, Suite 162

Dallas, TX 75243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

The Renn Fund, Inc.

(the “Fund”)

On June 6, 2024, the Board of Directors (“Board”) for the Fund approved certain changes to the Fund’s corporate governance documents and the addition of new directors as described herein.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board unanimously approved changes to the bylaws, the result of which removed the classification system for the Board so that the election of the entire Board is voted upon each year beginning with the annual shareholder meeting in 2024. The Board also approved updates to the Pricing Committee Charter and its Code of Ethics, effective immediately. Copies of the updated documents are attached as exhibits and are incorporated herein by reference.

Additionally, the Board, based on the recommendation of the Nominating and Corporate Governance Committee, unanimously appointed Anita L. Allen and Melinda J. Newman as Directors of the Fund and members of the Nominating and Corporate Governance Committee, Audit Committee and Pricing Committee. Ms. Allen and Ms. Newman were also appointed as Audit Committee Financial Experts for the Fund, as that term is defined on Form N-CSR pursuant to the Sarbanes-Oxley Act of 2022. They will serve as Audit Committee Financial experts along with Director Doug Cohen. In light of the Board’s unanimous approval of changes to the Fund’s Bylaws, Ms. Allen and Ms. Newman will stand for re-election with all directors at the upcoming shareholder meeting in 2024, the details of which will be announced shortly.

Anita L. Allen is an Independent Director of the Fund. Ms. Allen is an experienced board director and strategist, skilled in advising companies and boards. Ms. Allen is president of Allen Advisory Group, a management consulting firm assisting clients with strategy development, digital transformation, and performance improvement. Ms. Allen chairs Audit and Nom/Gov committees. As a KPMG consulting partner and a practice leader with P&L responsibility, Ms. Allen was a key contributor to the growth of the management and technology consulting business. She has deep experience in strategic planning, business process improvement, performance measurement and strategic cost management, internal controls and enterprise risk, and the design and implementation of information systems across all functional areas. Ms. Allen holds a Bachelor of Science in Accounting from Monmouth University, and is a Certified Public Accountant. She is Board Chair Emeritus of the National Association of Corporate Directors New Jersey Chapter – NACD New Jersey, and holds the NACD Directorship Certification. She participated as a subject matter expert in developing the NACD Directorship Certification examination questions and review, and holds the CERT Certificate in Cybersecurity Oversight.

Melinda J. Newman is an Independent Director of the Fund. Ms. Newman is a senior asset management executive with over 20 years of experience leading investment research teams. In her most recent operating role at TCW, she led a team of research analysts with $15 billion invested in the corporate credit market. Ms. Newman has expertise in financial analysis, securities valuation, liquidity management, portfolio construction, risk management, compliance, and product development. She currently serves on the board of Wharton Alumni for Boards. Ms. Newman previously served as an executive director and on the Management Committee at Post Advisory Group, a subsidiary of Fortune 500 member Principal Financial Group (NASDAQ: PFG). Ms. Newman also served on the Financial Oversight Committee of the Santa Monica-Malibu Unified School District in California.  She previously served as an officer and trustee at Beth Shir Shalom in Santa Monica, where she helped the synagogue return to membership growth after a protracted period of decline. Ms. Newman holds an MBA with Honors in Finance from The Wharton School of the University of Pennsylvania, where she was named a Palmer Scholar. She is recognized by the National Association of Corporate Directors as NACD Directorship Certified.

Item 9.01 Exhibits

Amended and Restated Bylaws of Renn Fund, Inc., effective as of June 6, 2024.

Pricing Committee Charter of Renn Fund, Inc.

Code of Ethics of Renn Fund, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENN Fund, Inc.

Date: June 12, 2024	By:	/s/ Jay Kesslen
Jay Kesslen
Vice President, Chief Compliance Officer